EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation  by reference  in  Registration  Statement  No.
333-38152 and No. 333-61114 of Harleysville Savings Financial Corporation on Form S-8 and Registration Statement No. 333-38970 of Harleysville Savings Financial Corporation on Form S-3 of our report dated December 13, 2004, incorporated by reference in this Annual Report on Form 10-K of Harleysville Savings Financial Corporation for the year ended September 30, 2004.


/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 16, 2004